UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/11/2012

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2012, the Compensation Committee of the Board of Directors of News Corporation (the "Company") approved an amendment to the Amended and Restated Employment Agreement effective as of July 1, 2010 (the "Carey Employment Agreement"), between News America Incorporated, a wholly-owned subsidiary of the Company, and Chase Carey, Deputy Chairman, President and Chief Operating Officer of the Company, to remove a provision for payment to Mr. Carey to cover excise taxes incurred by him pursuant to Section 4999 of the Internal Revenue Code (the "Code") with respect to any "parachute payment" paid to him as defined in Section 280G of the Code (the "Amendment"). Instead, the Amendment provides that if any payment to Mr. Carey is or will be subject to the excise tax imposed by Section 4999 of the Code, then the total payment to Mr. Carey shall be reduced to the maximum amount that could be paid to him without giving rise to the excise tax if the net after-tax payment to him after the reduction is greater than the net after-tax (including the excise tax) payment to him without such reduction.

All other substantive terms of the Carey Employment Agreement remain unchanged.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number          Description
________________________________________
10.1                 Amendment dated June 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: June 14, 2012	By:	/s/ Janet Nova
Janet Nova
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Amendment dated June 11, 2012.